EXHIBIT 10.2
MEMORANDUM AND AMENDMENT
     THIS MEMORANDUM AND AMENDMENT (“Memorandum”) dated January 23rd , 2008, is executed by and between GRIFFIN CAPITAL CORPORATION, a California corporation, as agent for the fee owners of Westwood of Lisle I & II (“Landlord”), and SXC HEALTH SOLUTIONS, INC., a Texas corporation (“Tenant”).
     WHEREAS, Tenant and Hines VAF Westwood of Lisle II, L.P. (“Hines”) entered into that certain Lease Agreement dated March 24, 2006 (“Lease”), for the lease of 65,782 rentable square feet located on floors four and five and a portion of floor six at the Building commonly known as 2441 Warrenville Road, Lisle, Illinois 60532; and
     WHEREAS, By assignment, Landlord has succeeded to Hines’ right, title and interest in the Lease; and
     WHEREAS, Pursuant to Section 28 of the Lease, Tenant has the right, inter alia, to exercise Expansion Option 1 to lease 10,898 rentable square feet on the sixth floor of the Building known as Expansion Space A; and
     WHEREAS, Tenant heretofore exercised Expansion Option 1 for Expansion Space A; and
     WHEREAS, Pursuant to the Lease, Landlord through its agent delivered a letter attached hereto as Exhibit A and made a part hereof (“Hines’ Letter”) to Tenant setting out, inter alia, the Expansion Space Commencement Date; and
     WHEREAS, The Landlord and Tenant desire to modify certain provisions of the Hines’ Letter as further set forth herein; and
     NOW THEREFORE, In consideration of the foregoing premises and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by the parties hereto, the parties agree otherwise as follows:
1.	The Hines’ Letter is hereby modified as set forth below, and Landlord and Tenant agree that except as modified below, all other provisions of the Hines’ Letter remain in full force and effect as originally set forth therein:
a.	The Expansion Space Commencement Date for Expansion Space A is hereby changed to be March 1, 2008.

b.	The revised table of Fixed Rent for Expansion Space A is set forth below:

				Annual Fixed Rent
Period	Monthly Fixed Rent	Annual Fixed Rent		per RSF
3/1/08—1/31/09	$12,941.38	$142,355.12	*	$14.25/sf
2/1/09—1/31/10	$13,395.46	$160,745.50		$14.75/sf
2/1/10—1/31/11	$13,849.54	$166,194.50		$15.25/sf
2/1/11—1/31/12	$14,303.63	$171,643.50		$15.75/sf
2/1/12—1/31/13	$14,757.71	$177,092.50		$16.25/sf
2/1/13—1/31/14	$15,211.79	$182,541.50		$16.75/sf

			Annual Fixed Rent
Period	Monthly Fixed Rent	Annual Fixed Rent	per RSF
2/1/14—1/31/15	$15,665.88	$187,990.50	$17.25/sf
2/1/15—1/31/16	$16,119.96	$193,439.50	$17.75/sf
2/1/16—1/31/17	$16,574.04	$198,888.50	$18.25/sf
2/1/17—1/31/18	$17,028.13	$204,337.50	$18.75/sf

*	Annual Fixed Rent has been prorated to reflect Monthly Fixed Rent of 11 months
c.	Pursuant to Section 28.h.l of the Lease, the Fixed Rent and Tenant Expanse Charge shall be abated through the first to occur of (i) May 29, 2008 which is ninety (90) days after the Expansion Space Commencement Date of March 1, 2008; or (ii) the date that Tenant first occupies Expansion Space A for the conduct of any business therefrom.

d.	As of the Expansion Space Commencement Date, there will be 119 months remaining in the Lease Term, and the Tenant Improvement Allowance for the Expansion Space A is $34.26 per rentable square foot.
2.	The Lease is hereby modified to provide that effective as of March 1, 2008, Tenant’s Proportionate Share shall be increased to 51.663% based upon 65,782 rentable square feet in the original Demised Premises and 10,898 rentable square feet of Expansion Space A, as a percentage of the total 148,423 rentable square feet of the Building.

3.	Landlord is not in default under the Lease and no act or omission has occurred which, with the giving of notice or the passage of time, or both would be a default by Landlord under the Lease

4.	All capitalized terms not otherwise defined herein shall have the same meaning ascribed to them in the Lease.

5.	This Memorandum may be executed in counterparts. It shall not be necessary that the signatures of all parties appear on each counterpart. All counterparts together shall collectively constitute a single document.
[signature page follows]

     IN WITNESS WHEREOF, Tenant and Landlord have executed this Memorandum and Amendment as the date set forth above.

TENANT SXC HEALTH SOLUTIONS, INC., a Texas corporation
By:	/s/ Jeff Park
	Name:	Jeff Park
	Title:	Chief Financial Officer

LANDLORD GRIFFIN CAPITAL CORPORATION, a California corporation, as authorized agent for the fee owners of Westwood of Lisle I & II
By:	/s/ Julie A. Treinen
Julie Treinen
Director of Asset Management

EXHIBIT A
HINES LETTER
[attached hereto]

VIA HAND DELIVERY
VIA ELECTRONIC MAIL
September 11, 2007
Kristen DeLay
SXC Health Solutions, Inc.
2441 Warrenville Road, Suite 610
Lisle, IL
60532
Dear Kristen:
This letter is intended, pursuant to Article 28 of SXC’s lease, to notify SXC, inasmuch as SXC has exercised “Expansion Option 1” by its letter of March 26, 2007, that the Expansion Space Commencement Date for Expansion Space A, which space is comprised of 10,898 rentable square feet on the sixth (6th) floor of the Building commonly known as 2441 Warrenville Road in Lisle, Illinois, shall be January 1, 2008.
In accordance with the provisions of the lease and per the table below, Fixed Rent and Additional Rent for Expansion Space A will be set at the same respective rates as the initial Demised Premises.

			Annual Fixed Rent
Period	Monthly Fixed Rent	Annual Fixed Rent	per RSF
1/1/08—1/31/08	$12,487.29	n/a	$13.75/sf
2/1/08—1/31/09	$12,941.38	$155,296.50	$14.25/sf
2/1/09—1/31/10	$13,395.46	$160,745.50	$14.75/sf
2/1/10—1/31/11	$13,849.54	$166,194.50	$15.25/sf
2/1/11—1/31/12	$14,303.63	$171,643.50	$15.75/sf
2/1/12—1/31/13	$14,757.71	$177,092.50	$16.25/sf
2/1/13—1/31/14	$15,211.79	$182,541.50	$I6.75/sf
2/1/14—1/31/15	$15,665.88	$187,990.50	$17.25/sf
2/1/15—1/31/16	$16,119.96	$193,439.50	$17.75/sf
2/1/16—1/31/17	$16,574.04	$198,888.50	$18.25/sf
2/1/17—1/31/18	$17,028.13	$204,337.50	$18.75/sf
Per Section 28.h.1 of the Lease, Fixed Rent and Tenant Expense Charge shall be abated through the first to occur of A) April 1, 2008, which is ninety (90) days after Expansion Space Commencement Date of 1/1/2008, or B) the date that SXC first occupies Expansion Space A for the conduct of any business therefrom.
2443 Warrenville Road. Suite 110 Lisle. Illinois 60532 (630) 955-0404 (630) 955-0663 FAX

In addition, per Section 28.h.2 of the Lease, SXC will be entitled to a Tenant Improvement Allowance for Expansion Space A of $34.83/rsf, which number is derived by multiplying the initial Allowance of $38.00/rsf by the ratio of months remaining in the Lease term as of the Expansion Space Commencement Date to months in the total Lease term. As of the Expansion Space Commencement Date there will be 121 months remaining in the Lease term. The total Lease term is 132 months (eleven years). Thus, the calculation is as follows: $38.00/rsf x 121/132 = $34.83/rsf.

Sincerely,
/s/ Joseph H. Harrison III
Joseph H. Harrison III Property Manager

Cc:	Tom D’Arcy — Hines Julie Treinen — Griffin Diana Riekse — Staubach Andrea Van Gelder — Staubach Pete Adamo — CB Richard Ellis